UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 21, 2010

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida 33496

(Address of principal executive offices) (Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Office Depot, Inc. (the “Company”) announced today that it reached a final settlement of an investigation that has been conducted by the U.S. Securities and Exchange Commission (“SEC”). In connection with the settlement, the Company, without admitting or denying the SEC’s allegations, agreed to pay a civil penalty in the amount of $1 million and consented to a cease and desist order from committing or causing violations of Section 13(b) of the Securities Exchange Act of 1934 (and related rules), which requires the maintenance of accurate books and records and internal controls, and Section l3(a) of the Securities Exchange Act of 1934 and Regulation FD. Regulation FD is a rule regarding communication with analysts and investors. In addition, the Company’s Chief Executive Officer has also reached a civil settlement with the SEC related to Regulation FD. Under the settlement, without admitting or denying the SEC’s allegations, he agreed to an SEC order requiring future compliance with Regulation FD and agreed to pay a civil penalty.

The settlement concludes for the Company and the Chief Executive Officer all matters arising from the SEC investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

OFFICE DEPOT, INC.

Date: October 21, 2010

	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President,
General Counsel & Secretary